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                                                                   EXHIBIT 23(F)


                          CONSENT OF FINANCIAL ADVISOR


         We hereby consent to the use of our Fairness Opinion dated September 12, 1996 relating to the proposed merger between Union Planters Corporation and Financial Bancshares, Inc. included in the Registration Statement on Form S-4 and to the reference to our Firm under the caption "Fairness Opinion of Financial Advisor" in the Prospectus.


September 12, 1996               MERGER CAPITAL MANAGEMENT, INC.


                                 By: /s/ Mercer Capital Management, Inc.
                                     -----------------------------------------
                                     Z. Christopher Mercer, ASA, CFA
                                     President